Report of Independent Registered Public
Accounting Firm

To the Board of Trustees and Shareholders of iShares Trust

In planning and performing our audits of the financial statements of the funds of iShares Trust, as listed in the attached Appendix A, (hereafter referred to as the "Funds") as of and for the period ended March 31, 2017, in accordance with the standards of the Public Company
Accounting Oversight Board (United States), we considered the Funds' internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinions on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting. Accordingly, we do not express an opinion on the effectiveness of the Funds' internal control over financial reporting.

The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls.
A fund's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A fund's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the fund; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Fund are being made only in accordance with authorizations of management and trustees of the fund;
and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a Fund's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds' annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be material weaknesses under standards established by the Public Company Accounting Oversight
Board (United States). However, we noted no deficiencies in the Funds' internal control over financial reporting and their operation, including controls over safeguarding securities, that we consider to be material weaknesses as defined above as of March 31, 2017.

This report is intended solely for the information and use of management and the Board of Trustees of the Funds and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.


/s/PricewaterhouseCoopers LLP
San Francisco, California
May 23, 2017










































Appendix A

  iShares Trust

iShares iBonds
Sep 2017 Term
Muni Bond ETF
iShares iBonds
Sep 2018 Term
Muni Bond ETF
iShares iBonds
Sep 2019 Term
Muni Bond ETF
iShares iBonds
Sep 2020 Term
Muni Bond ETF
iShares S&P
100 ETF
iShares S&P
500 Growth
ETF
iShares S&P
500 Value ETF
iShares S&P
Mid-Cap 400
Growth ETF
iShares S&P
Mid-Cap 400
Value ETF
iShares S&P
Small-Cap 600
Growth ETF
iShares S&P
Small-Cap 600
Value ETF
iShares
International
Preferred Stock
ETF
iShares U.S.
Preferred Stock
ETF
iShares Core
S&P 500 ETF
iShares Core
S&P Mid-Cap
ETF
iShares Core
S&P Small-Cap
ETF
iShares Core
S&P Total U.S.
Stock Market
ETF
iShares Core
S&P U.S.
Growth ETF
iShares Core
S&P U.S. Value
ETF
iShares Global
100 ETF
iShares Global
Clean Energy
ETF
iShares Global
Infrastructure
ETF
iShares Global
Timber &
Forestry ETF
iShares Global
Consumer
Discretionary
ETF
iShares Global
Consumer
Staples ETF
iShares Global
Energy ETF
iShares Global
Financials ETF
iShares Global
Healthcare ETF
iShares Global
Industrials ETF
iShares Global
Materials ETF
iShares Global
Tech ETF
iShares Global
Telecom ETF
iShares Global
Utilities ETF
iShares Asia 50
ETF
iShares
Emerging
Markets
Infrastructure
ETF
iShares Europe
ETF
iShares
International
Developed
Property ETF
iShares
International
Dividend
Growth ETF
iShares Latin
America 40 ETF
iShares
Currency
Hedged JPX-
Nikkei 400 ETF
iShares JPX-
Nikkei 400 ETF
iShares India 50
ETF
iShares Russell
Top 200 ETF
iShares Russell
Top 200 Growth
ETF
iShares Russell
Top 200 Value
ETF
iShares Russell
1000 ETF
iShares Russell
1000 Growth
ETF
iShares Russell
1000 Value ETF
iShares Russell
2000 ETF
iShares Russell
2000 Growth
ETF
iShares Russell
2000 Value ETF
iShares Micro-
Cap ETF
iShares Russell
3000 ETF
iShares Russell
Mid-Cap ETF
iShares Russell
Mid-Cap
Growth ETF
iShares Russell
Mid-Cap Value
ETF
iShares U.S.
Aerospace &
Defense ETF
iShares U.S.
Broker-Dealers
& Securities
Exchanges ETF
iShares U.S.
Healthcare
Providers ETF
iShares U.S.
Home
Construction
ETF
iShares U.S.
Insurance ETF
iShares U.S.
Medical Devices
ETF
iShares U.S. Oil
& Gas
Exploration &
Production ETF
iShares U.S. Oil
Equipment &
Services ETF
iShares U.S.
Pharmaceuticals
ETF
iShares U.S.
Real Estate ETF
iShares U.S.
Regional Banks
ETF
iShares U.S.
Telecommunicat
ions ETF
iShares
Mortgage Real
Estate Capped
ETF
iShares
Residential Real
Estate Capped
ETF
iShares Nasdaq
Biotechnology
ETF
iShares North
American
Natural
Resources ETF
iShares North
American Tech
ETF
iShares North
American Tech-
Multimedia
Networking
ETF
iShares North
American Tech-
Software ETF
iShares PHLX
Semiconductor
ETF







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